EXHIBIT 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Hongbo Jia, certify, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Adveco Group Inc. on Form 10-K for the fiscal year ended December 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-K fairly presents in all material respects the financial condition and results of operations of Adveco Group Inc. at the dates and for the periods indicated.

Date: April 16, 2019	By:	/s/ Hongbo Jia
Hongbo Jia
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Adveco Group Inc. and will be retained by Adveco Group Inc. and furnished to the Securities and Exchange Commission or its staff upon request.